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                                                                      Exhibit 11
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 47 to the registration statement on Form N-1A (the "Registration Statement") of our report dated April 20, 1998 relating to the financial statements and the financial highlights of GMO Asia Fund, a series of GMO Trust, which appear in the February 28, 1998 Annual Report and which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in the Statement of Additional Information and in the Financial Highlights in the Prospectus.




PricewaterhouseCoopers LLP
Boston, Massachusetts
November 25, 1998